Exhibit 5.1

Mayer Brown LLP
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Chicago, Illinois 60606-4637

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www.mayerbrown.com
February 12, 2021
Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

Ladies and Gentlemen:
    We have acted as special counsel to Comerica Incorporated, a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities:
(i)shares of common stock, $5.00 par value per share, of the Company, including shares of common stock issuable upon conversion or exercise of other securities described herein (the “Common Stock”);
(ii)shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);
(iii)depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the “Depositary Shares”);
(iv)debt securities of the Company, which may be senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities” and together with the Senior Securities, the “Debt Securities”), including Debt Securities issuable upon conversion or exercise of other securities described herein;
(v)warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities;
(vi)stock purchase contracts (the “Stock Purchase Contracts”) obligating holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, a specified number of shares of Common Stock, shares of Preferred Stock or Depositary Shares; and
(vii)stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any combination of Debt Securities or debt obligations of third parties, including U.S. Treasury securities.
    The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein collectively as the “Offered Securities.”

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Mayer Brown LLP
Comerica Incorporated
February 12, 2021
Page 2

    Unless otherwise provided in any prospectus supplement with respect to the Depositary Shares, the Debt Securities or the Warrants, as the case may be:
(i)the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”).
(ii)the Senior Securities will be issued under an indenture, dated as of May 23, 2014 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Senior Trustee”);
(iii)the Subordinated Securities will be issued under the indenture, dated as of May 1, 2003 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures” and each, individually, an “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Subordinated Trustee” and together with the Senior Trustee, the “Trustees”); and
(iv)the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and the warrant agents named therein.
    The Company's board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.
    This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
    In rendering the opinions expressed herein, we have examined (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company and all amendments thereto; (iii) the Amended and Restated Bylaws of the Company and all amendments thereto; (iv) an executed copy of the Senior Indenture; (v) an executed copy of the Subordinated Indenture; and (vi) resolutions of the board of directors of the Company relating to the offering of the Offered Securities. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.
    In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become, and remains, effective under the Act, (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s),

Mayer Brown LLP
Comerica Incorporated
February 12, 2021
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pricing supplement(s) or term sheet(s) referred to therein; (vi) the issue price for any shares of Common Stock or Preferred, including upon any exercise of Warrants, upon conversion of any Debt Securities or upon settlement of Stock Purchase Contracts or Stock Purchase Units, will be at a price not less than the par value of such Common Stock or Preferred Stock, as the case may be; (vii) the certificates evidencing any shares of Common Stock or Preferred Stock have been duly executed and delivered; (viii) the Corporate Proceedings with respect to Offered Securities and their offering and issuance will have been completed, (ix) the terms of the Offered Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement; and (x) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

    As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

    Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i)the Company is validly existing as a corporation under the laws of the State of Delaware;
(ii)except with respect to Common Stock issuable upon (i) the conversion of Debt Securities or Preferred Stock, (ii) the exercise of Warrants or (iii) the settlement of Stock Purchase Contracts or Stock Purchase Units, when the Common Stock has been issued and sold in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable;
(iii)with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, when such Common Stock has been issued upon conversion of such Debt Securities or Preferred Stock, the Common Stock will be validly issued, fully paid and non-assessable;
(iv)with respect to Common Stock issuable upon exercise of Warrants, when such Common Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Common Stock will be validly issued, fully paid and non-assessable;
(v)with respect to Common Stock issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, when such Common Stock has been issued upon settlement of such Stock Purchase Contracts or Stock Purchase Units and the purchase price therefore has been paid, such Common Stock will be validly issued, fully paid and non-assessable;
(vi)except with respect to Preferred Stock issuable upon (i) the conversion of Debt Securities, (ii) the exercise of Warrants or (iii) the settlement of Stock Purchase Contracts or Stock Purchase Units, when the Preferred Stock has been issued and sold in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable;
(vii)with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, when such Preferred Stock has been issued upon conversion of such Debt Securities, such Preferred Stock will be validly issued, fully paid and non-assessable
(viii)with respect to Preferred Stock issuable upon exercise of Warrants, when such Preferred Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Preferred Stock will be validly issued, fully paid and non-assessable;

Mayer Brown LLP
Comerica Incorporated
February 12, 2021
Page 4

(ix)with respect to Preferred Stock issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, when such Preferred Stock has been issued upon settlement of such Stock Purchase Contracts or Stock Purchase Units and the purchase price therefore has been paid, such Preferred Stock will be validly issued, fully paid and non-assessable;
(x)the Depositary Shares have been duly authorized by the Company and, when the Deposit Agreement has been duly executed and delivered by the Company and the Depositary and when the Depositary Shares have been executed and delivered by the Company and countersigned by the Depositary in accordance with the Deposit Agreement and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement;
(xi)the Senior Securities have been duly authorized by the Company and, when the Senior Securities have been executed and delivered by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Senior Indenture;
(xii)the Subordinated Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Subordinated Indenture;
(xiii)the Warrants have been duly authorized by the Company and, when the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, when the Warrants have been executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement; and
(xiv)the Stock Purchase Contracts have been duly authorized by the Company and, when executed and delivered by the Company and when payment therefor is received by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Mayer Brown LLP
Comerica Incorporated
February 12, 2021
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We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Security denominated in a foreign currency in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Offered Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Offered Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Offered Securities or their offering and sale.
The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
MAYER BROWN LLP
ESB: